Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 2, 2011

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114	77-0313235
(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 2, 2011, Cadiz Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders.

(i)  The following directors were elected at the meeting:

NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Keith Brackpool	5,842,827	1,764,319	1,922,139
Murray H. Hutchison	3,819,253	3,787,893	1,922,139
Timothy J. Shaheen	6,223,773	1,383,373	1,922,139
Winston Hickox	3,857,487	3,749,659	1,922,139
Geoffrey Grant	4,013,307	3,593,839	1,922,139
Raymond J. Pacini	3,856,997	3,750,149	1,922,139
Stephen E. Courter	4,022,318	3,584,828	1,922,139

(ii)  PricewaterhouseCoopers LLP was approved as the Company’s independent auditors for the fiscal year 2011 by the following vote:

VOTES
FOR:	8,715,429
AGAINST:	805,448
ABSTAIN:	8,408

(iii)  The Company’s stockholders did not approve, on an advisory basis, the compensation of the Company’s named executive officers, by the following vote:

VOTES
FOR:	2,854,031
AGAINST:	4,689,464
ABSTAIN:	63,651
BROKER NON-VOTES:	1,922,139

(iv)  The Company’s stockholders recommended, on an advisory basis, that the Company conduct future stockholder advisory votes on named executive officer compensation every year, by the following vote:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
6,075,543	783,640	680,296	67,667	1,922,139

The Company has considered the stockholder vote regarding the frequency of stockholder advisory votes on named executive officer compensation and determined that it will hold an advisory vote on its executive officer compensation annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:  June 3, 2011